Exhibit 10.1

Investment Framework Agreement

Party A: Zhongke Hongyuan (Beijing) Holding Co. Ltd.

Unified Social Credit Code:   91110114MAD10DUC69

Party B: Shandong Xiangfeng Heavy Industry Co., Ltd.

Unified Social Credit Code: 91370700MA3WKF2631

The parties hereto have entered into this agreement for mutual compliance in connection with the investment in the field of the Xuzhou Plant Project after equal and voluntary negotiation.

I Investor

Party A invests RMB 300 million and related patented process equipment, etc., accounting for 60% of the shares;

Party B invests RMB 240 million and customer market, etc., with 40% shareholding;

In order to realize resource sharing and mutual complementarity and win-win situation, the parties establish a strategic partnership, Xiangfeng Heavy Industry as the company's management, Zhongke Hongyuan as the investment shareholder, Hongli does not participate in the operation and management.

II Scope of Cooperation

(I) Establishment of a new company in Jinan, Jinan Langchi Heavy Industry Company (verified name);

(II) With Jinan Langchi Heavy Industry as the investment platform, opening an account with China Merchants Bank in Beijing and set up a condominium account (all funds will be in place before June 31, 2025);

III Cooperation Term

(I) Term of cooperation From 10 March 2025 (inclusive) to 31 December 2025 (inclusive).

(II) Before the expiration of the term, the parties may negotiate to extend the term of cooperation;

(III) After the expiration of the term, if the parties do not renew the term but in fact there are still investment projects, the agreement shall still be implemented; Unless otherwise agreed by both parties.

IV Cooperation Mode

All parties share resources, and the two sides jointly establish the Xuzhou factory project, based on the resource advantages of capital, land, technology patents, production technology and other resources;

V Confidentiality

Each party hereto guarantees to keep confidential any proprietary information of the other party obtained during the discussion, signing, and performance of the agreement that is not available through public channels. Without the consent of the disclosing party, the information receiving party shall not disclose any part or the whole of such information to any third party.

The above confidential obligations shall continue even after the termination or dissolution of the agreement.

VI Rights and Obligations of All Parties

(I) For projects within the scope of investment, each party shall make full use of its own advantages to facilitate the signing of the target project contract.

Party A shall be responsible for: Party A shall be responsible for the negotiation of land resources of Xuzhou Municipal Government and ensure that the transaction cost of land purchase is within 100,000 yuan/mu; ensuring the landing of structural parts welding and subsequent processing technology patents;

Party B shall be responsible for: Party B shall be responsible for the business cooperation with XCMG, and carry out the cooperation in the business of cab assembly structural parts welding assembly;

(II) Each party undertakes to consciously safeguard the image and reputation of the partner during the cooperation period and not to do anything harmful to the image and interests of the partner.

VII Modification and Dissolution of the Agreement

(I) The parties may agree in writing to extend, modify, or terminate the agreement.

(II) During the term of cooperation of the agreement, either party has the right to terminate the agreement with a notice issued 30 days in advance.

(II) Before the cooperation date of this agreement, Party A must complete the land purchase in Xuzhou and obtain the relevant land certificate. If the certificate is not obtained by the due date, it shall be regarded as the termination of the project cooperation, and the joint investment funds shall be returned to each respective account;

VIII Other Agreements

The signing and performance of the agreement does not represent the establishment of an agency or similar relationship between the parties. Without the consent of the other parties, no party has the right to sign any legal documents on behalf of the others.

IX Dispute Settlement

Any dispute over this agreement and the original agreement shall be resolved through consultation among the parties hereto, or by the relevant authorities. If negotiation or mediation fails, a lawsuit may be filled to the people's court with right of jurisdiction in the place where Party A is located.

X Supplementary Provisions

(I) The agreement is made in duplicate, with one for each party respectively. All copies have the equal legal effect.

(II) For uncovered matters of the agreement, both parties shall separately conclude and sign a supplementary agreement after negotiation.

(III) The agreement shall come into effect after being signed or sealed by the parties.

Party A (Sealed):

Party B (Sealed):

March 10, 2025

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